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Exhibit No. 3
Prestige Captial Corporation
Form 10-K
File No. 33-3583-S

                       ARTICLES OF MERGER
                               of
            HOOD VENTURES, INC. (a Utah Corporation)
                              into
             PRESTIGE CAPITAL CORPORATION (a Nevada
                           Corporation

The undersigned, in their capacities as President and Secretary, respectively, of Prestige Capital Corporation ( a Nevada Corporation, hereinafter sometimes referred to as ("Prestige Capital," or "Survivor,") and Hood Ventures, Inc. (a Utah corporation hereinafter sometimes referred to as "Hood Ventures") in order to consummate the merger of Hood Ventures into Prestige Capital hereby attest and certify as follows:

I. The names and states of incorporation of the two constituent corporations to the merger are specified above. Prestige Capital was incorporated in the State of Nevada on December
31,1998, for the sole purpose of being the surviving corporation in a merger effectuated solely to change the corporate name and domicile of Hood Ventures.

II. Articles of Merger of the constituent corporations were, adopted by each of the constituent corporations on January 4, 1999, in accordance with all relevant provisions of the Nevada Revised Statutes and all the relevant provisions of the Utah Revised Business
Corporation Act.

III..The surviving corporation is Prestige Capital Corporation, a Nevada Corporation.

IV. The Articles of Incorporation of Prestige Capital shall be the Articles of Incorporation of
Survivor.

V. The Plan of Merger for the constituent corporations provides that Hood Ventures shall be merged into Prestige
Capital, the manner and that the basis of converting the issued shares of Hood Ventures into share of Prestige Capital shall be as follows:

     (a)  The total shares represented by each outstanding
Hood Ventures certificate shall be deemed to be automatically converted into one share of common stock of Survivor.

     (b) Holders of Hood Ventures certificates issued prior to the merger shall not be required to surrender such certificates for conversion into certificates reflecting the SURVIVOR's name, but may do so to SURVIVOR's duly appointed transfer agent, which shall, in the ordinary course of its business-(and provided that its regular and usual requirements regarding negotiability and payment of its fees are met) reissue certificates representing the number of shares in SURVIVOR to which said holders may be entitled as provided above.

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VI. The principal business office of SURVIVOR is located as
1084 North Hughes, Centerville, Utah 84104, and a complete copy of the executed agreement of merger is on file at said office. A copy of the plan of merger will be furnished by the SURVIVOR, on request, and without cost, to any stockholder of any corporation which is a party the merger.

VII.The Plan of Merger was adopted by the directors and submitted to and approved by the shareholders of both constituent corporations, hood Ventures having 185,000,000 share of common stock outstanding and entitled to vote (its sole voting group), 108,000,000 of which were represented at the meeting to approve the Plan of Merger, all 108,000,000 of which were voted in favor of t he Plan of Merger. SURVIVOR had 10,000 shares of common stock outstanding and entitled to vote (its sole voting group) all of which were represented at the meeting to approve the Plan of merger and all 10,000 of which shares were voted in favor of the Plan of Merger. The number of shares voted in favor of the Plan of Merger by the stockholders was sufficient for approval by said stockholder of each of t he constituent corporations

IN WITNESS WHEREOF, the undersigned Presidents and Secretaries of Hood Ventures and Prestige Capital. have set their hands this 5th day of January, 1999.

HOOD VENTURES, INC.                     PRESTIGE CAPITAL
CORPORATION

By: /s/ Paul W. Nielsen            By: /s/ Paul W. Nielsen
Its President                      Its President

By: George R. Horton                    By: George R. Horton
 Its Secretary                               Its Secretary

State of Utah
               ss:
County of Salt Lake

SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Paul W.
Nielsen, in his capacity as president, of Prestige Capital
Corporation, this 5th day of January, 1999.

                              Notary Public

                              /s/ Notary Public

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